EXHIBIT 10(cc)(iii)

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is entered into as of March 24, 2008 by and among THE BRINK’S COMPANY, a Virginia corporation (“BC”), BRINK’S, INCORPORATED, a Delaware corporation (“BI”), and ABN AMRO BANK N.V. (the “Bank”).

W I T N E S S E T H

WHEREAS, BC, BI, and the Bank entered into that certain Credit Agreement dated as of July 13, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), providing for a revolving credit facility in the aggregate original principal amount of $55,000,000;

WHEREAS, on December 22, 2006, BC, BI and the Bank entered into that certain First Amendment to Credit Agreement whereby among other things, the Commitment was reduced to $40,000,000; and

WHEREAS, the parties hereto have agreed to further amend the Credit Agreement as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                                Definitions.    Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

Section 2.                                Amendments.

(a)           The amendments set forth herein shall be effective from (and including) March 24, 2008 through (and including) April 15, 2008.  Thereafter, this amendment shall terminate and shall cease to be in full force and effect, and the terms of the Credit Agreement as existing immediately prior to the date of this Amendment shall be automatically reinstated as the effective provisions of the Credit Agreement.

(b)           The definition of “Commitment” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Commitment” means the commitment of the Bank under this Agreement to make Advances under the Facility in an aggregate principal amount not to exceed $50,000,000 at any time outstanding, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

(c)           The first paragraph of Section 2.01 of the Credit Agreement is hereby amended to read as follows:

2.01           Amounts and Terms of Commitment.   Bank agrees to make available to the Borrowers from December 22, 2006 through (and including) April 15, 2008 or until such earlier date on which the Bank terminates the Commitment pursuant to Section 8.02(a) or the Parent terminates the Commitment pursuant to Section 2.05(a) (the “Termination Date”), committed funds in an aggregate amount of $50,000,000 at any time outstanding (subject to reduction pursuant to Section 2.05(a) on the terms and conditions set forth in this Agreement, as follows:

(d)           Section 2.01(a) of the Credit Agreement is hereby amended to read as follows:

(a)           Facility Advances.  The Facility may be drawn upon by the Borrowers for Loans or Letters of Credit (collectively, the “Advances”) from the Effective Date through (and including) April 15, 2008 in an aggregate principal amount not to exceed $50,000,000 (subject to reduction pursuant to Section 2.05(a) at any time outstanding.

Section 3.                                Representations and Warranties.    BC hereby represents and warrants to the Bank that (i) no Default or Event of Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof, except for any representation or warranty made as of an earlier date, which such representation and warranty shall remain true and correct in all material respects as of such earlier date.  The parties agree that any representation or warranty made by herein shall be deemed for purposes of Section 10.01(b) of the Credit Agreement to be a representation made by BC in the Credit Agreement on the date hereof.

Section 4.                                Full Force and Effect.    Except as expressly amended hereby, the Credit Agreement shall remain unchanged and in full force and effect.  Any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

Section 5.                                Counterparts.   This Amendment may be executed in any number of counterparts (including facsimile counterparts), each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

Section 6.                                Governing Law.   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7.                                Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

THE BRINK’S COMPANY

By:	/s/ James B. Hartough
Name:	James B. Hartough
Title:	Vice President – Corporate Finance and Treasurer

BRINK’S, INCORPORATED

By:	/s/ James B. Hartough
Name:	James B. Hartough
Title:	Treasurer

ABN AMRO BANK N.V.

By:	/s/
Name:
Title:	Director

By:	/s/
Name:
Title:	Assistant Vice President